Exhibit 99.1

CURO Group Holdings Corp. to Reduce Debt and Strengthen Financial Position Through Restructuring Support Agreement; Implements Prepackaged Restructuring Plan by Commencing Voluntary Chapter 11 Reorganization

RSA Supported by More Than 74% of each of 1L Lenders, 1.5L Noteholders and 2L Noteholders

Filed Voluntary Chapter 11 Petitions to Implement Financial Restructuring Plan

Restructuring Plan Expected to Reduce Debt by ~$1 billion, Saving ~$75 million in Cash Interest Annually and Enabling CURO to Invest in Long-Term Growth

All CURO Branches Are Open and Operating As Usual; Customer Loans Unaffected

Secures $70 Million in Debtor-in-Possession Financing

CHICAGO, March 25, 2024 – CURO Group Holdings Corp. (OTC: CURO) (“CURO” or the “Company”) today announced that, on March 22, 2024, it entered into a Restructuring Support Agreement (“RSA”) that is supported by holders (or their investment managers) of more than 74% of each of: (i) loans under the Company’s First Lien Credit Agreement (“1L Lenders”), (ii) the Company’s 7.500% Senior 1.5 Lien Secured Notes due 2028 (the “1.5L Notes” and, such parties, the “1.5L Noteholders”), and (iii) the Company’s 7.500% Senior Secured Notes due 2028  (the “2L Notes” and, such parties, the “2L Noteholders”).

To implement the terms of the RSA, CURO and certain subsidiaries have filed for voluntary relief under Chapter 11 (the “Chapter 11 Cases”) of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). Prior to commencing the Chapter 11 Cases, the Company also commenced solicitation of the 1L Lenders, the 1.5L Noteholders, the 2L Noteholders and holders of CURO’s common stock for votes for a prepackaged joint plan of reorganization of the Company and certain of its subsidiaries (the “Plan”), which Plan has been filed contemporaneously with the filing of the Chapter 11 Cases. CURO also intends to file recognition proceedings in Canada under Part IV of the Companies’ Creditors Arrangement Act.

The RSA sets forth terms for a consensual restructuring plan that is expected to reduce the Company’s debt by approximately $1 billion, saving the Company approximately $75 million in cash interest annually and enabling CURO to invest in long-term growth. CURO branches are open, operating as usual and continuing to serve customers in the U.S. and Canada. Customer loans are unaffected by the filing.

“Implementing this restructuring through a court-supervised process is the most efficient path to enable us to make changes to our capital structure that will allow us to continue to grow responsibly, execute with excellence and solidify the foundation of the Company,” said Doug Clark, Chief Executive Officer at CURO. “The significant support we have received from our lenders and stakeholders will allow us to move forward expeditiously as we continue to provide our customers with a variety of convenient, easily accessible financial services. We are confident in our ability to successfully exit this process as a stronger company with significantly less debt and we will be better positioned to achieve long-term profitable growth.

“We are grateful for the ongoing support of our vendors, landlords and business partners. With the changes that will result from this process, our future is bright.”

A steering committee comprised of funds managed by Oaktree Capital Management, LP. (“Oaktree”), Caspian Capital LP, and Empyrean Capital Partners (the “Ad Hoc Group”) led negotiation of the RSA on behalf of creditors. “I want to express my gratitude to the CURO team, both in the U.S and Canada, for their hard work and dedication,” David Smolens, Managing Director in Oaktree’s Special Situations Group said. “We look forward to working with and supporting CURO as it moves on to its next chapter.”

CURO has filed a number of customary motions with the Bankruptcy Court to ensure that its operations continue uninterrupted while its balance sheet is restructured.

CURO has also received a commitment of up to $70 million of new capital in the form of debtor-in-possession (“DIP”) financing from certain of the Company’s prepetition stakeholders, subject to satisfaction of certain customary conditions. The DIP financing, which is subject to court approval, is expected to support the Company’s ongoing operations during the court-supervised process.

Given the broad support of lenders, CURO expects to receive Bankruptcy Court approval of a Plan of Reorganization and Disclosure Statement expeditiously and it expects to emerge from the restructuring process in no later than 120 days.

In connection with the Chapter 11 Cases, the applicable non-debtor subsidiaries of the Company also entered into waivers and amendments with the lenders under the Company’s existing loan receivables securitization programs. These accommodations ensure that such securitization programs remain in effect notwithstanding the filing of the Chapter 11 Cases and are able to continue, with certain negotiated modifications, following the Company’s emergence from Chapter 11.

Additional information regarding the Company's court-supervised process is available at CURO's restructuring website, https://dm.epiq11.com/Curo.

Court filings and other information related to the proceedings are available on a separate website administered by the Company’s claims agent, Epiq, at https://dm.epiq11.com/Curo, by calling Epiq toll-free at (877) 354-3909 (or (971) 290-1442 for calls originating outside of the U.S.), or by sending an email to CURO@epiqglobal.com.

Akin Gump Strauss Hauer & Feld LLP is serving as legal counsel to the Company, Cassels Brock & Blackwell LLP is serving as Canadian legal counsel to the Company, and Oppenheimer & Co. Inc., is serving as investment banker to the Company. Wachtell, Lipton, Rosen & Katz and Vinson & Elkins LLP are serving as legal counsel to the Ad Hoc Group, and Houlihan Lokey Capital, Inc. is serving as financial advisor to the Ad Hoc Group.

About CURO

CURO Group Holdings Corp. (OTC: CURO) is a leading consumer credit lender serving U.S. and Canadian customers for over 25 years. Our roots in the consumer finance market run deep. We’ve worked diligently to provide customers a variety of convenient, easily accessible financial services. Our decades of diversified data power a hard-to-replicate underwriting and scoring engine, mitigating risk across the full spectrum of credit products. We operate under a number of brands including Cash Money®, LendDirect®, Heights Finance, Southern Finance, Covington Credit, Quick Credit and First Heritage Credit.

Forward-Looking Statements

This press release contains forward-looking statements. In addition, words such as “estimate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “guidance,” “expect,” “anticipate,” “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. The Company’s ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of the Company’s control, that could cause actual results to differ materially from those in the forward-looking statements, including the risk that the RSA may be terminated by certain of its parties if specified milestones are not achieved, amended or waived, or if certain other events occur, the ability to obtain relief from the Bankruptcy Court to facilitate the smooth operation of the Company’s businesses during the Chapter 11 Cases and other risks and uncertainties relating to the contemplated Chapter 11 Cases, including but not limited to, the Company’s ability to obtain approval of the Bankruptcy Court with respect to motions, the effects of the Chapter 11 Cases on the Company and on the interests of various constituencies, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, risks associated with third-party motions in the Chapter 11 Cases, regulatory approvals required to emerge from chapter 11, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity or results of operations and increased legal and other professional costs in connection with the Chapter 11 Cases, as well as other factors discussed in the Company’s filings with the U.S. Securities and Exchange Commission. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that the Company does not presently know or currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. The Company undertakes no obligation to update, amend or clarify any forward-looking statement for any reason.

Investors:
Email: IR@curo.com

Media:

Jude Gorman / Dan Moore, Collected Strategies

Email: CURO-CS@collectedstrategies.com